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                     SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.


                                   FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  December 4, 1996.

                                RENTECH, INC.
             (Exact name of registrant as specified in charter)

  Colorado                            0-19260                  84-0957421
  (State or other                     Commission          I.R.S. Employer
  jurisdiction of                     File No.          Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado                     80202
  (Address of principal executive offices)                      (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008


  Item 5.  Other Events.

       Rentech, Inc. (the Company) has entered into an agreement to purchase the assets of Okon, Inc. of Lakewood, Colorado. The Company intends to use the assets to engage in the business of producing and selling water repellent sealers and stains for wood, concrete and masonry. The purchase price is $1,300,000, of which $50,000 has been advanced and $950,000 is to be paid in cash upon closing and $300,000 is due by the terms of a promissory note. The note is payable in 12 monthly installments commencing one year after the closing.

       Okon, Inc. has been engaged for over 20 years in the business of manufacturing and marketing biodegradable and environmentally clean water-based wood stains, concrete stains, block pluggers and other water repellent sealers. The chemistry of Okon's products exceed current Environmental Protection Agency standards for Volatile Organic Compounds (V.O.C.), and management therefore considers the products to be environmentally friendly. The Company believes that the business is well-positioned to take advantage of a nationwide movement by state and federal agencies to further regulate and restrict the V.O.C. contents of paints, stains and sealers. The majority of wood stains, concrete stains and block pluggers currently on the market contain V.O.C. levels that are increasingly considered unacceptable in several regions of the United States. State and federal government agencies have proposed further restrictions to limit the levels of V.O.C. contained in products. The restrictions have effectively prohibited the sale and use of high V.O.C. products in certain states such as California.

       Management believes that the acquisition of the Okon assets by the Company fits well into Rentech's business development plan. Okon's assets provide an environmentally friendly line of products and are expected to generate sales revenues that the Company believes have a potential for growth. Okon's trade name is a recognized name within its industry. The environmental advantages of the Okon products complement Rentech's continued dedication to its business philosophy of producing environmentally cleaner





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  fuels and products from its patented and proprietary gas conversion technology. The acquisition of Okon's assets will produce revenues to Rentech and a cash flow that provides a more secure financial base from which Rentech can expand and strengthen its core business.

       Completion of the asset acquisition is subject to due diligence and funding of the purchase by Rentech by January 24, 1997, which can be extended to March 24, 1997 by payment of an additional $50,000 for the extension. Rentech must obtain funding for the cash due at closing to complete the purchase. There is no assurance that such funding can be obtained or that acquisition of the assets will be completed. The transaction is subject to other material terms and conditions as disclosed in the purchase agreement filed as an exhibit to this report.

  Item 7.  Financial Statements and Exhibits.

        Agreement for Sale and Purchase of Assets dated October 1996, executed December 6, 1996.

        1996 Stock Option Plan.

  Item 8.  Change in Fiscal Year.

       On December 4, 1996, the Company decided to change its fiscal year to end on September 30 rather than on December 31. The report covering the nine-month transition period from January 1, 1996 to September 30, 1996 will be filed on Form 10-KSB.


                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RENTECH, INC.



                                         (signature)
  Date:  December 16, 1996        By:  ---------------------------------
                                       Dennis L. Yakobson, President